Pricing Supplement No. 47 dated                 Filed pursuant to Rule 424(b)(5)
February 18, 2005.                                           File No. 333-112244
(To Prospectus dated September 7, 2004 and Prospectus
Supplement dated September 7, 2004)
This Pricing Supplement consists of 3 pages.

                         HARTFORD LIFE INSURANCE COMPANY
                                    DEPOSITOR

                            SECURED MEDIUM-TERM NOTES
                                 ISSUED THROUGH

                   HARTFORD LIFE GLOBAL FUNDING TRUST 2005-026

                         5.385% NOTES DUE MARCH 15, 2017


The description in this pricing supplement of the particular terms of the 5.385% Secured Medium-Term Notes offered hereby and the Funding Agreement sold by Hartford Life Insurance Company to the Trust specified herein supplements the description of the general terms and provisions of the notes and the funding agreements set forth in the accompanying prospectus and prospectus supplement, to which reference is hereby made.


                                                PROVISIONS RELATING TO THE NOTES

Principal Amount:                     $50,000,000                      Type of Interest Rate:  [X] Fixed  [_] Floating

Price to Public:                      100 %                            If Fixed Rate Notes:  Interest Rate:  5.385%

Net Proceeds to Trust:                $49,875,000                      If Floating Rate Notes:  Initial Interest Rate:
                                                                       Base Rate:  [_] CD Rate            [_] Commercial Paper Rate
CUSIP Number:                         41659EAE7                                    [_] CMT Rate           [_] Federal Funds Rate
                                                                                   [_] LIBOR              [_] Treasury Rate
Agent's Discount:                     0.25%                                        [_] Prime Rate         [_] Other (See Attached)
                                                                       If LIBOR:   [_] LIBOR Reuters Page
Issuance Date:                        FEBRUARY 28, 2005                            [_] LIBOR Telerate Page
                                                                                   Designated LIBOR Currency
Stated Maturity Date:                 MARCH 15, 2017                   If CMT Rate, Telerate Page:        [_] 7051  [_] 7052
                                                                         If 7052:  [_] Weekly Average     [_] Monthly
Initial Interest Payment Date:        SEPTEMBER 15, 2005                 Average
                                                                         Designated CMT Maturity Index:
                                                                       Interest Reset Dates:
Interest Payment Frequency:           SEMI-ANNUALLY                    Initial Interest Reset Date:
                                                                       Index Maturity:
Specified Currency:                   U.S. DOLLARS                     Interest Rate Determination Dates:

Regular Record Dates:                 15 DAYS PRIOR TO AN              Spread:                             Spread Multiplier:
                                      INTEREST PAYMENT DATE.           Maximum Interest Rate:
                                                                       Minimum Interest Rate:
                                                                       Floating Rate/Fixed Rate Note:     [_] Yes   [_] No. If yes:
Day Count Convention:                 30/360                             Fixed Rate:
                                                                         Fixed Rate Commencement Date:
Computation of Interest:              AS SPECIFIED IN THE              Inverse Floating Rate Note:        [_] Yes   [_] No. If yes,
                                      PROSPECTUS SUPPLEMENT.             Fixed Interest Rate:

Authorized Denominations:             $1,000                           Sinking Fund:  NONE.

Optional Redemption:  Yes [X]         No [_]                           Calculation Agent: JPMORGAN CHASE BANK, N.A.
  Optional Redemption Date:           MARCH 15, 2007 AND EACH
                                      INTEREST PAYMENT DATE            Exchange Rate Agent:  N/A
                                      THEREAFTER.
  Initial Redemption Percentage:      100%                             Securities Exchange Listing:  NONE.
  Annual Percentage Reduction:        N/A
  Redemption may be:                  [_]  In whole only.              Additional Amounts to be Paid:     [_] Yes [X] No
                                      [X]  In whole or in part.
                                                                       Discount Note: [ ] Yes [X] No If Yes:
                                                                       Total Amount of Discount:  N/A
Optional Repayment:                   [_] Yes [X] No                     Yield to Maturity:
  Optional Repayment Dates:           N/A
Amortizing Note:                      [_] Yes (See attached)  [X] No   Other Provisions Relating to the Notes: NONE.

Agents: CITIGROUP GLOBAL MARKETS, INC.

Special Tax Considerations:  NONE.

                  INFORMATION RELATING TO THE FUNDING AGREEMENT

Funding Agreement Provider:           HARTFORD LIFE INSURANCE          Type of Interest Rate:   [X] Fixed [_] Floating
                                      COMPANY
                                                                       If Fixed Rate Funding Agreement:   Interest Rate: 5.385%
Funding Agreement:                    FA-405026
                                                                       If Floating Rate Funding Agreement Initial Interest Rate:
Contract Payment:                     $50,000,015

Deposit Amount:                       $49,875,015                      Base Rate:  [_] CD Rate            [_] Commercial Paper Rate
(if different from Contract Payment                                                [_] CMT Rate           [_] Federal Funds Rate
                                                                                   [_] LIBOR              [_] Treasury Rate
                                                                                   [_] Prime Rate         [_] Other (See Attached)
                                                                         If LIBOR: [_] LIBOR Reuters Page
Effective Date:                       FEBRUARY 28, 2005                            [_] LIBOR Telerate Page
                                                                                   Designated LIBOR Currency:
Stated Maturity Date:                 MARCH 15, 2017                     If CMT Rate, Telerate Page:      [_] 7051   [_] 7052
                                                                         If 7052:  [_] Weekly Average     [_] Monthly Average
Initial Interest Payment Date:        SEPTEMBER 15, 2005                 Designated CMT Maturity Index:
                                                                         Interest Reset Frequency:
Interest Payment Frequency:           SEMI-ANNUALLY.                     Initial Interest Reset Date:
                                                                         Index Maturity:
Specified Currency:                   U.S. DOLLARS                       Interest Rate Determination Date:

Day Count Convention:                 30/360                           Spread:                                 Spread Multiplier
                                                                       Maximum Interest Rate:
                                                                       Minimum Interest Rate:
                                                                       Floating Rate/Fixed Rate Funding Agreement: [_] Yes  [_] No
Computation of Interest:  AS SPECIFIED IN THE PROSPECTUS               If yes:          Fixed Rate:
                          SUPPLEMENT.                                                   Fixed Rate Commencement Date:

                                                                       Inverse Floating Rate Funding Agreement: [_] Yes [_] No
Optional Redemption:   Yes [X] No [_]                                    If yes:   Fixed Interest Rate:
Optional Redemption Date:             MARCH 15, 2007 AND EACH          Amortizing Funding Agreement:      [_] Yes  (See attached)
                                      INTEREST PAYMENT DATE                                               [X] No
                                      THEREAFTER.
  Initial Redemption Percentage:      100%                             Discount Funding Agreement:        [_] Yes   [X] No. If yes:
  Annual Percentage Reduction:        N/A                                    Total Amount of Discount:    N/A
  Redemption may be:                  [_]  In whole only.                    Yield to Maturity:           N/A
                                      [X] In whole or in part.
                                                                       Additional Amounts to be Paid:     [_] Yes [X] No
Optional Repayment:                   [_] Yes [X] No
  Optional Repayment Dates:           N/A                              Special Tax Considerations:    NONE.

Other Provisions Relating to the Funding Agreement:  NONE.

Note: The Opinion regarding the enforceability of the Funding Agreement and the related Consent of Counsel for Hartford Life
Insurance Company is given by Jonathan Mercier, Counsel.


                    INFORMATION PERTAINING TO THE RATINGS OF
                       THE NOTES AND THE FUNDING AGREEMENT


It is anticipated that, as of March 15, 2005, both the Notes and the Funding Agreement will be rated by the indicated rating agencies as follows:

            Standard & Poor's:  AA-                  Moody's:  Aa3

The Moody's rating also extends to the Program under which the Notes are issued.